Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Bob Puccini
Investor Relations
(720) 895-7787
bob.puccini@arris.com

ARRIS ANNOUNCES PRELIMINARY AND UNAUDITED

FOURTH QUARTER and FULL YEAR 2014 RESULTS

Suwanee, Ga. (February 18, 2015) ARRIS Group, Inc. (NASDAQ:ARRS) today announced preliminary and unaudited financial results for the fourth quarter and full year 2014.

Comparisons to prior periods may not be meaningful as a result of the Company’s acquisition of Motorola Home, which closed on April 17, 2013.

Fourth Quarter 2014 Financial Highlights

•	Revenues were $1,263.4 million

•	Adjusted net income (a non-GAAP measure) was $0.78 per diluted share which includes a $0.12 per diluted share benefit related to research & development tax credits

•	GAAP net income was $1.29 per diluted share

•	The Company ended 2014 with $697.4 million of cash resources

•	Order backlog was $631.0 million

•	The Company’s book-to-bill ratio was 1.03

•	The Company recorded an additional $127 million of tax benefits related to the Motorola Home acquisition

“2014 was an outstanding year for ARRIS. We grew our revenues to over $5.3B, introduced several key products, made significant market share gains, and achieved important design wins scheduled for launch later in 2015. I look forward to increasing momentum in 2015 as the year progresses and the pending industry transactions are completed.” said Bob Stanzione, ARRIS Chairman and CEO.

“We posted strong fourth quarter and 2014 results. We generated significant cash flow in the year, reduced leverage under our credit agreement to below 2x and enter 2015 with a strong balance sheet.” said David Potts, ARRIS EVP & CFO. “With respect to the first quarter 2015, we now project that revenues for the Company will be in the range of $1,200 to $1,240 million, with adjusted net income per diluted share in the range of $0.40 to $0.45 and GAAP net income per diluted share in the range of $0.08 to $0.13. Our business in the first quarter is being impacted by anticipated reductions in volume, product mix, and price reductions implemented at the beginning of the year.”

Revenues in the fourth quarter 2014 were $1,263.4 million as compared to fourth quarter 2013 revenues of $1,199.1 million. Third quarter 2014 revenues were $1,405.4 million.

For the full year 2014 and 2013, revenues were $5,322.9 million and $3,620.9 million, respectively. 2013 revenues include the revenues of Motorola Home following the closing of the acquisition on April 17, 2013.

Adjusted net income (a non-GAAP measure) in the fourth quarter 2014 was $0.78 per diluted share, compared to $0.54 per diluted share for the fourth quarter 2013. Adjusted net income (a non-GAAP measure) for the third quarter 2014 was $0.81 per diluted share. The fourth quarter 2014 adjusted net income includes a $0.12 benefit related to the full year impact of research & development tax credits resulting from Congress passing legislation in December 2014.

Full year, adjusted net income was $2.76 per diluted share for 2014 as compared to $1.66 per diluted share in 2013.2013 excludes the adjusted net income of Motorola Home prior to April 17, 2013. A reconciliation of adjusted net income to GAAP net income per diluted share is attached to this release and also can be found on the Company’s website (www.arris.com).

GAAP net income in the fourth quarter 2014 was $1.29 per diluted share, as compared to fourth quarter 2013 GAAP net loss of $(0.02) per diluted share and third quarter 2014 GAAP net income of $0.37 per diluted share. The fourth quarter 2014 GAAP net income includes a net $0.85 benefit associated with certain tax matters, in particular and as previously disclosed, the recording of tax assets related to the Motorola Home acquisition.

Full year, GAAP net income was $2.21 per diluted share in 2014 as compared to GAAP net loss of $(0.37) per diluted share in 2013. 2013 includes the net income of Motorola Home following the closing of the acquisition on April 17, 2013.

Cash & Cash Equivalents - The Company ended the fourth quarter 2014 with $697.4 million of cash resources, which includes $692.5 million of cash, cash equivalents and short-term investments, and $4.9 million of long-term marketable securities, as compared to $599.1 million, in the aggregate, at the end of the third quarter 2014. The Company generated $125.5 million of cash from operating activities during the fourth quarter 2014, as compared to $190.6 million generated during the fourth quarter 2013. During the full year of 2014, the Company generated $462.6 million of cash from operating activities, which compares to $570.8 million generated during 2013.

Order backlog at the end of the fourth quarter 2014 was $631.0 million as compared to $538.6 million and $594.1 million at the end of the fourth quarter 2013 and the third quarter 2014, respectively. The Company’s book-to-bill ratio in the fourth quarter 2014 was 1.03 as compared to the fourth quarter 2013 of 1.01 and the third quarter 2014 of 0.86.

ARRIS management will conduct a conference call at 5:00 pm EDT, today, Wednesday, February 18, 2015, to discuss these results in detail. You may participate in this conference call by dialing 888-679-8035 or 617-213-4848 for international calls prior to the start of the call and providing the ARRIS Group, Inc. name, conference pass code 66180934 and Bob Puccini as the moderator. Please note that ARRIS will not accept any calls related to this earnings release until after the conclusion of the conference call. A replay of the conference call can be accessed approximately two hours after the call through February 25, 2015 by dialing 888-286-8010 or 617-801-6888 for international calls and using the pass code 57670802. A replay also will be made available for a period of 12 months following the conference call on ARRIS’ website at www.arris.com.

About ARRIS

ARRIS is a global innovator in IP, video and broadband technology. We have continually worked with our customers to transform the experience of entertainment and communications for millions of people around the world. The people of ARRIS are dedicated to the success of our customers, bringing a passion for invention that has fueled our history: We created digital TV, delivered the first wireless broadband gateway and are pioneering the standards and pathways for tomorrow’s personalized, Ultra HD, multiscreen, and cloud services. We are dedicated to meeting today’s challenges and preparing for the tasks the future holds. Collaborating with our customers, ARRIS will continue to solve the most pressing challenges of 21st century communications. Together, we are inventing the future. For more information: www.arris.com

Forward-looking statements:

Statements made in this press release, including those related to:

•	growth expectations and business prospects;

•	revenues and net income for the first quarter 2015, and beyond;

•	expected sales levels and acceptance of new ARRIS products; and

•	the general market outlook and industry trends

are forward-looking statements. These statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Among other things,

•	projected results for the first quarter 2015 as well as the general outlook for 2015 and beyond are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but are beyond management’s control;

•	ARRIS’ customers operate in a capital intensive consumer based industry, and volatility in the capital markets or changes in customer spending may adversely impact their ability or willingness to purchase the products that the Company offers;

•	the strengthening U.S. Dollar may adversely impact our international customer’s ability or willingness to purchase products and the pricing of our products;

•	labor disruptions at U.S. West Coast port facilities may delay our ability to deliver products and recognize related revenue as originally scheduled and may increase our shipping costs;

•	because the market in which ARRIS operates is volatile, actions taken and contemplated may not achieve the desired impact relative to changing market conditions and the success of these strategies will be dependent on the effective implementation of those plans while minimizing organizational disruption; and

•	announced transactions within our customer base, including the proposed acquisition of Time Warner by Comcast, the proposed acquisition of DIRECTV by AT&T, and the proposed acquisition by Frontier Communications of several properties owned by Verizon may have an impact on customer’s spending.

In addition to the factors set forth elsewhere in this release, other factors that could cause results to differ from current expectations include: the impact of rapidly changing technologies; the impact of competition on product development and pricing; the ability of ARRIS to react to changes in general industry and market conditions including regulatory developments; rights to intellectual property, market trends and the adoption of industry standards. These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company’s business. Additional information regarding these and other factors can be found in ARRIS’ reports filed with the Securities and Exchange Commission, including its Form 10-Q for the quarter ended September 30, 2014. In providing forward-looking statements, the Company expressly disclaims any obligation to update publicly or otherwise these statements, whether as a result of new information, future events or otherwise.

# # # # #

ARRIS GROUP, INC.

PRELIMINARY CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
ASSETS

Current assets:
Cash and cash equivalents	$565,790	$526,999	$483,277	$440,707	$442,438
Short-term investments, at fair value	126,748	66,817	68,586	80,818	67,360

Total cash, cash equivalents and short term investments	692,538	593,816	551,863	521,525	509,798

Restricted cash	966	1,022	1,096	1,076	1,079
Accounts receivable, net	598,603	684,722	723,527	714,072	619,571
Other receivables	10,640	18,227	14,610	11,694	8,366
Inventories, net	401,165	368,628	297,848	286,058	330,129
Prepaid income taxes	11,023	4,431	32,802	51,758	13,034
Prepaids	27,497	34,311	33,715	15,986	61,482
Current deferred income tax assets	113,390	64,948	79,070	80,427	77,167
Other current assets	133,070	78,283	72,069	68,986	57,418

Total current assets	1,988,892	1,848,388	1,806,600	1,751,582	1,678,044
Property, plant and equipment, net	294,811	371,496	376,509	388,653	396,152
Goodwill	936,067	938,265	944,115	940,149	940,402
Intangible assets, net	943,388	1,000,441	1,057,557	1,114,231	1,176,192
Investments	77,640	74,985	68,852	72,372	71,176
Noncurrent deferred income tax assets	71,686	12,567	20,468	21,862	7,678
Other assets	53,161	59,102	56,719	56,180	52,363

	$4,365,645	$4,305,244	$4,330,820	$4,345,029	$4,322,007

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$480,150	$577,319	$636,283	$545,702	$606,340
Accrued compensation, benefits and related taxes	145,278	130,116	101,644	93,251	116,262
Accrued warranty	42,763	51,277	54,546	53,940	48,755
Deferred revenue	92,772	102,717	114,489	126,451	69,071
Current portion of long-term debt	73,956	67,062	60,171	53,268	53,254
Current income taxes liability	10,610	15,344	19,672	13,508	3,068
Other accrued liabilities	164,341	178,099	192,345	193,507	198,277

Total current liabilities	1,009,870	1,121,934	1,179,150	1,079,627	1,095,027
Long-term debt, net of current portion	1,467,370	1,487,585	1,507,796	1,677,712	1,691,034
Accrued pension	64,917	59,667	59,552	58,733	58,657
Noncurrent income taxes payable	41,082	31,141	22,597	21,913	21,048
Noncurrent deferred income tax liabilities	274	42,926	74,297	83,903	74,791
Other noncurrent liabilities	91,371	71,882	68,512	62,675	62,463

Total liabilities	2,674,884	2,815,135	2,911,904	2,984,563	3,003,020
Stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	1,796	1,792	1,795	1,794	1,766
Capital in excess of par value	1,739,700	1,725,383	1,710,845	1,689,907	1,688,782
Treasury stock at cost	(306,330)	(306,330)	(306,330)	(306,330)	(306,330)
Unrealized gain (loss) on marketable securities	25	(77)	150	27	306
Unfunded pension liability	(7,181)	(2,416)	(2,416)	(2,416)	(2,416)
Unrealized loss on derivative Instruments	(3,166)	(1,959)	(4,503)	(2,660)	(2,541)
Retained earnings (deficit)	266,642	73,881	19,255	(19,769)	(60,569)
Cumulative translation adjustments	(725)	(165)	120	(87)	(11)

Total stockholders’ equity	1,690,761	1,490,109	1,418,916	1,360,466	1,318,987

	$4,365,645	$4,305,244	$4,330,820	$4,345,029	$4,322,007

ARRIS GROUP, INC.

PRELIMINARY CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2014	2013	2014	2013
Net sales	$1,263,387	$1,199,067	$5,322,921	$3,620,902
Cost of sales	882,812	832,697	3,740,425	2,598,154

Gross margin	380,575	366,370	1,582,496	1,022,748

Operating expenses:
Selling, general, and administrative expenses	95,577	110,561	410,568	338,252
Research and development expenses	135,498	129,471	556,575	425,825
Amortization of intangible assets	56,685	65,066	236,521	193,637
Integration, acquisition, restructuring and other costs	3,252	11,921	37,498	83,047

	291,012	317,019	1,241,162	1,040,761

Operating income (loss)	89,563	49,351	341,334	(18,013)
Other expense (income):
Interest expense	13,860	19,457	62,901	67,888
Loss (gain) on investments	(318)	4,242	10,961	2,698
Loss (gain) on foreign currency	(1,123)	(777)	2,637	(3,502)
Interest income	(652)	(626)	(2,590)	(2,936)
Other (income) expense, net	21,665	632	28,195	13,989

Income (loss) before income taxes	56,131	26,423	239,230	(96,150)
Income tax expense (benefit)	(136,630)	29,240	(87,981)	(47,390)

Net income (loss)	$192,761	$(2,817)	$327,211	$(48,760)

Net income (loss) per common share:
Basic	$1.33	$(0.02)	$2.27	$(0.37)

Diluted	$1.29	$(0.02)	$2.21	$(0.37)

Weighted average common shares:
Basic	145,281	139,333	144,387	131,980

Diluted	149,124	139,333	148,280	131,980

ARRIS GROUP, INC.

PRELIMINARY CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2014	2013	2014	2013
Operating Activities:
Net income (loss)	$192,761	$(2,817)	$327,211	$(48,760)
Depreciation	18,775	18,949	78,988	61,516
Amortization of intangible assets	56,916	65,066	236,751	193,637
Amortization of deferred finance fees and debt discount	2,199	4,983	11,575	9,982
Non-cash interest expense	—	—	—	9,926
Deferred income tax provision (benefit)	(151,869)	(1,212)	(171,372)	(55,763)
Stock compensation expense	13,987	11,136	53,799	35,789
Reduction in revenue related to Comcast investment in ARRIS	—	—	—	13,182
Mark-to-market fair value adjustment related to Comcast investment in ARRIS	—	—	—	13,189
Provision for doubtful accounts	51	(663)	5,336	(658)
Loss on disposal of fixed assets	1,119	1,282	4,247	1,657
Non-cash restructuring and related charges	—	—	—	6,761
Loss (gain) on investments	(316)	4,243	10,963	2,698
Excess tax benefits from stock-based compensation plans	1,157	(761)	(13,494)	(7,178)
Changes in operating assets & liabilities, net of effects of acquisitions and disposals:
Accounts receivable	86,068	(8,552)	17,400	9,241
Other receivables	7,468	(3,277)	(2,997)	(2,182)
Inventory	(32,537)	13,766	(71,036)	74,111
Income taxes payable/recoverable	(1,385)	28,505	29,617	(9,214)
Accounts payable and accrued liabilities	(117,631)	92,037	(115,039)	247,301
Prepaids and other, net	48,747	(32,037)	60,652	15,611

Net cash provided by operating activities	125,510	190,648	462,601	570,846

Investing Activities:
Purchases of investments	(94,734)	(8,210)	(135,635)	(112,756)
Disposals of investments	30,360	86,547	59,679	479,781
Proceeds from equity investments	—	14,780	—	14,780
Purchases of property, plant & equipment, net	(14,829)	(18,060)	(56,588)	(71,443)
Sale of property, plant & equipment	—	30	19	120
Cash paid for acquisition, net of cash acquired	—	—	84	(2,208,114)

Net cash provided by (used in) investing activities	(79,203)	75,087	(132,441)	(1,897,632)

Financing Activities:
Proceeds from issuance of debt	—	—	—	1,925,000
Cash paid for debt discount	—	—	—	(9,853)
Payment of debt obligations	(13,750)	(372,784)	(209,653)	(404,409)
Early redemption of long-term debt	—	—	—	(79)
Deferred financing costs paid	—	(368)	—	(42,724)
Excess income tax benefits from stock-based compensation plans	(1,157)	761	13,494	7,178
Repurchase of shares to satisfy employee minimum tax withholdings	(240)	(141)	(29,845)	(12,664)
Fees and proceeds from issuance of common stock, net	7,631	8,121	19,196	175,072

Net cash provided by (used in) financing activities	(7,516)	(364,411)	(206,808)	1,637,521
Net increase (decrease) in cash and cash equivalents	38,791	(98,676)	123,352	310,735
Cash and cash equivalents at beginning of period	526,999	541,114	442,438	131,703

Cash and cash equivalents at end of period	$565,790	$442,438	$565,790	$442,438

ARRIS GROUP, INC.

PRELIMINARY SUPPLEMENTAL SALES & NET INCOME RECONCILIATION

(in thousands, except per share data) (unaudited)

	Q3 2013		Q4 2013			Q3 2014		Q4 2014		Year 2013 (1)			Year 2014
	Amount	Per Diluted Share	Amount	Per Diluted Share		Amount	Per Diluted Share	Amount	Per Diluted Share	Amount			Amount
Sales	$1,067,823		$1,199,067			$1,405,445		$1,263,387		$3,620,877			$5,322,921
Highlighted items:
Reduction in revenue related to Comcast investment in ARRIS	—		—			—		—		13,182			—
Acquisition accounting impacts of deferred revenue	1,556		3,148			780		616		7,121			5,091

Sales excluding highlighted items	$1,069,379		$1,202,215			$1,406,225		$1,264,003		$3,641,180			$5,328,012

	Q4 2013		Q4 2013			Q3 2014		Q4 2014		Year 2013 (1)			Year 2014
	Amount	Per Diluted Share	Amount	Per Diluted Share		Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share		Amount	Per Diluted Share
Net income (loss)	$17,170	$0.12	$(2,817)	$(0.02	)(2)	$54,626	$0.37	$192,761	$1.29	$(48,760)	(0.37	)(2)	$327,211	$2.21
Highlighted items:
Impacting gross margin:
Reduction in revenue related to Comcast investment in ARRIS	—	—	—	—		—	—	—	—	13,182	0.10		—	—
Acquisition accounting impacts related to inventory	—	—	(3,818)	(0.03)		—	—	—	—	53,782	0.40		—	—
Product rationalization	—	—	2,891	0.02		—	—	—	—	16,473	0.12		—	—
Stock compensation expense	1,248	0.01	1,324	0.01		1,824	0.01	1,782	0.01	4,269	0.03		6,716	0.05
Acquisition accounting impacts of deferred revenue	1,006	0.01	3,067	0.02		47	—	400	—	5,545	0.04		3,448	0.02

Impacting operating expenses:
Integration, acquisition, restructuring and other costs	12,278	0.09	11,921	0.08		10,226	0.07	3,252	0.02	83,047	0.61		37,498	0.25
Amortization of intangible assets	65,053	0.46	65,066	0.45		57,100	0.38	56,685	0.38	193,637	1.43		236,521	1.60
Stock compensation expense	9,481	0.07	9,812	0.07		11,671	0.08	12,206	0.08	31,520	0.23		47,084	0.32

Impacting other (income) / expense:
Non-cash interest expense	3,374	0.02	—	—		—	—	—	—	9,926	0.07		—	—
Impairment on Investments	—	—	—	—		4,000	0.03	50	—	—	—		7,050	0.05
Credit facility - ticking fees	—	—	—	—		—	—	—	—	865	0.01		—	—
Liability related to foreign tax credit benefits	—	—	—	—		—	—	20,492	0.14	—	—		20,492	0.14
Mark to market FV adjustment related to Comcast investment in ARRIS	—	—	—	—		—	—	—	—	13,189	0.10		—	—
Asset held for sale impairment	—	—	—	—		—	—	7	—	—	—		2,132	0.01

Net tax items	(54,998)	(0.39)	(9,849)	(0.07)		(19,375)	(0.13)	(171,706)	(1.15)	(152,883)	(1.13)		(279,135)	(1.88)

Total highlighted items	37,442	0.27	80,414	0.56		65,493	0.44	(76,832)	(0.52)	272,552	2.02		81,806	0.55

Net income excluding highlighted items	$54,612	$0.39	$77,597	$0.54		$120,119	$0.81	$115,929	$0.78	$223,792	$1.66		$409,017	$2.76

Weighted average common shares - basic		138,478		139,333			144,967		145,281		131,980			144,387

Weighted average common shares - diluted		140,605		143,956			148,753		149,124		135,136			148,280

(1)	Excludes Motorola Home results prior to April 17, 2013
(2)	Basic shares used for Q4 2013 and YTD 2013 as losses were reported for those periods and the inclusion of dilutive shares would be anti-dilutive

See Notes to GAAP and Adjusted Non-GAAP Financial Measures

Notes to GAAP to Adjusted Non-GAAP Financial Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or referred to herein as “reported”). However, management believes that certain non-GAAP financial measures provide management and other users with additional meaningful financial information that should be considered when assessing our ongoing performance. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the factors management uses in planning for and forecasting future periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Acquisition Accounting Impacts Related to Deferred Revenue: In connection with our acquisitions of Motorola Home, business combination rules require us to account for the fair values of arrangements for which acceptance has not been obtained, and post contract support in our purchase accounting. The non-GAAP adjustment to our sales and cost of sales is intended to include the full amounts of such revenues. We believe the adjustment to these revenues is useful as a measure of the ongoing performance of our business. We have historically experienced high renewal rates related to our support agreements and our objective is to increase the renewal rates on acquired post contract support agreements; however, we cannot be certain that our customers will renew our contracts.

Reduction in Revenue Related to Comcast Investment in ARRIS: In connection with our acquisition of Motorola Home, Comcast was given an opportunity to invest in ARRIS. The accounting guidance requires that we record the implied fair value of benefit received by Comcast as a reduction in revenue. Until the closing of the deal, changes in the value of the investment were marked to market and flowed through other expense (income). We have excluded the effect of the implied fair value in calculating our non-GAAP financial measures. We believe it is useful to understand the effects of these items on our total revenues and other expense (income).

Acquisition Accounting Impacts Related to Inventory: In connection with our acquisition of Motorola Home, business combinations rules require the inventory be recorded at fair value on the opening balance sheet. This is different from historical cost. Essentially we were required to write the inventory up to end customer price less a reasonable margin as a distributor. In addition, we have conformed other cost basis inventory valuation policies during the period. We have excluded the resulting adjustments in inventory and cost of goods sold.

Product Rationalization: In conjunction with the integration of Motorola Home, we have identified certain product lines which overlap. In the second and fourth quarters of 2013, we made the decision to eliminate certain products. As a result, we recorded expenses related to the elimination of inventory and certain vendor liabilities. We believe it is useful to understand the effects of this item on our total cost of goods sold.

Stock-Based Compensation Expense: We have excluded the effect of stock-based compensation expenses in calculating our non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. We record non-cash compensation expense related to grants of options and restricted stock. Depending upon the size, timing and the terms of the grants, the non-cash compensation expense may vary significantly but will recur in future periods.

Integration, Acquisition, Restructuring and Other Costs: We have excluded the effect of acquisition, integration, and other expenses and the effect of restructuring expenses in calculating our non-GAAP operating expenses and net income measures. We will incur significant expenses in connection with our recent acquisition of Motorola Home, which we generally would not otherwise incur in the periods presented as part of our continuing operations. Acquisition and integration expenses consist of transaction costs, costs for transitional employees, other acquired employee related costs, and integration related outside services. Restructuring expenses consist of employee severance, abandoned facilities, and other exit costs. Additionally, we have excluded the effect of a loss on the sale of a product line in calculating our non-GAAP operating expenses and net income measures. We believe it is useful to understand the effects of these items on our total operating expenses.

Amortization of Intangible Assets: We have excluded the effect of amortization of intangible assets in calculating our non-GAAP operating expenses and net income measures. Amortization of intangible assets is non-cash, and is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

Non-Cash Interest on Convertible Debt: We have excluded the effect of non-cash interest in calculating our non-GAAP operating expenses and net income measures. We record the accretion of the debt discount related to the equity component non-cash interest expense. We believe it is useful to understand the component of interest expense that will not be paid out in cash.

Credit Facility - Ticking Fees: In connection with our acquisition of Motorola Home, the cash portion of the consideration was funded through debt financing commitments. A ticking fee is a fee paid to our banks to compensate for the time lag between the commitment allocation on a loan and the actual funding. We have excluded the effect of the ticking fee in calculating our non-GAAP financial measures. We believe it is useful to understand the effect of this non-cash item in our other expense (income).

Liability Related to Foreign Tax Credit Benefits: In connection with our acquisition of Motorola Home, we have obtained certain foreign tax credit benefits for which we have recorded a liability to Google resulting from certain provisions in the acquisition agreement. The expense related to this liability has been recorded as part of other expense (income). We have excluded the effect of the expense in the calculation of our non-GAAP financial measures. We believe it is useful to understand the effects of this item on our total other expense (income).

Mark To Market Fair Value Adjustment Related To Comcast Investment in ARRIS: In connection with our acquisition of Motorola Home, Comcast was given an opportunity to invest in ARRIS. The accounting guidance requires we mark to market the changes in the value of the investment and flow through other expense (income). We have excluded the effect of the implied fair value in calculating our non-GAAP financial measures. We believe it is useful to understand the effects of these items on our total other expense (income).

Impairment of Investment: We have excluded the effect of an other-than-temporary impairment of a cost method investment in calculating our non-GAAP financial measures. We believe it is useful to understand the effect of this non-cash item in our other expense (income).

Asset Held for Sale Impairment: In the second quarter of 2014, we entered into a contract to facilitate the sale of a building at less than its carrying value. The asset has been reclassified as held for sale and was measured at the lower of its carrying amount or fair value less cost to sell. We have recorded an initial impairment charge to reduce the assets carrying amount to its fair value less costs to sell in the period the held for sale criteria were met. We have excluded the effect of the asset held for sale impairment in calculating our non-GAAP financial measures. We believe it is useful to understand the effect of this non-cash item in our other expense (income).

Income Tax Expense (Benefit): We have excluded the tax effect of the non-GAAP items mentioned above. Additionally, we have excluded the effects of certain tax adjustments related to tax and legal restructuring, state valuation allowances, research and development tax credits and provision to return differences.